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                                                          EXHIBIT 12-1


             PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              SEC METHOD
                                ($000)

                                                             12 MONTHS
                                                                 ENDED
                                                              12/31/93
                                                           -----------

NET INCOME                                                    $590,648

ADD BACK:

- - INCOME TAXES:
     OPERATING INCOME                                          354,391
     NON-OPERATING INCOME                                       11,808
                                                           -----------

     NET TAXES                                                 366,199

- - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                               436,790
     ANNUAL RENTALS                                              8,361
                                                           -----------

     TOTAL FIXED CHARGES                                       445,151

ADJUSTED EARNINGS INCLUDING AFUDC                            1,401,998
                                                           ===========

RATIO OF EARNINGS TO FIXED CHARGES                                3.15
                                                           ===========




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